Exhibit 99.2

Y-mAbs Announces Presentation of GD2-SADA Study at ASCO

New York, NY, May 26, 2023 (GLOBE NEWSWIRE) – Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq: YMAB) a commercial-stage biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today announced that a poster presentation featuring the design of its Phase 1 clinical trial, evaluating the Company’s Self-Assembly DisAssembly Pre-targeted Radioimmunotherapy (“SADA Y-PRIT”) Theranostic Platform for the treatment of certain GD2-positive solid tumors, including small cell lung cancer, sarcoma and malignant melanoma will be presented at the American Society of Clinical Oncology (“ASCO”) Annual Meeting to be held June 2-6, 2023 in Chicago, Illinois.

The Phase 1 dose-escalation, single-arm, open-label, non-randomized, multicenter trial (NCT05130255) has three parts: Part A will explore dose-finding for the GD2-SADA molecule and testing of dosing intervals between the protein and the 177Lu-DOTA payload; Part B will determine the optimal dose of 177Lu-DOTA; and Part C will evaluate safety and initial signals of efficacy using repeated dosing. Dose escalation is based two patients in cohort 1 and 2, followed by a classical 3+3 design. The study is actively enrolling, and the Company expects Parts A, B, and C will include 18, 12, and 32 patients, respectively, across 6-10 U.S. sites.

The GD2-SADA construct was created using the Company’s SADA Y-PRIT Theranostic Platform, which was licensed by the Company from Memorial Sloan Kettering Cancer Center (“MSK”) and Massachusetts Institute of Technology (“MIT”). In research, it was shown that SADA Y-PRIT utilizes a pre-targeted payload delivery method where antibody constructs assemble into tetramers and bind to the tumor target. In prior nonclinical studies, unbound constructs predictably disassembled into smaller antibody fragments and were taken up by the liver or excreted through the kidneys within a few days after administration. In a second infusion, a radioactive payload designed specifically to target the SADA molecules attached to the tumor target. Y-mAbs believes this approach provides the possibility of targeting tumors with precision while minimizing radiation of normal tissues, and that the SADA Y-PRIT Theranostic Platform may have the potential to deliver a variety of payloads and be developed against multiple tumor targets, as well as for theranostic purposes.

Researchers at MSK developed the SADA technology for radioimmunotherapy, which is exclusively licensed by MSK to Y-mAbs. MSK has institutional financial interests related to the technology and Y-mAbs.

About Y-mAbs

Y-mAbs is a commercial-stage biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic cancer products. In addition to conventional antibodies, the Company’s technologies include bispecific antibodies generated using the Y-BiClone platform and the SADA platform. The Company’s broad and advanced product pipeline includes one FDA-approved product, DANYELZA® (naxitamab-gqgk), which targets tumors that express GD2, and one product candidate, OMBLASTYS® (omburtamab), which targets tumors that express B7-H3.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about: the SADA technology platform and expectations with respect to SADA, the potential of SADA to provide the possibility of targeting tumors with precision while minimizing radiation of normal tissues, the potential of SADA to deliver a variety of payloads and be developed against multiple tumor targets as well as for theragnostic purposes, and the design of the Phase 1 trial in SADA, including with respect to enrollment and timing; the Company’s presentation at ASCO; expectations with respect to our products and product candidates including the potential of the SADA technology and the potential benefits thereof; and other statements that are not historical facts. Words such as ‘‘anticipate,’’ ‘‘believe,’’ “contemplate,” ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ “hope,” ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ “will”, ‘‘would’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with our financial condition and need for additional capital; the risks that actual results of our restructuring plan and revised business plan will not be as expected; risks associated with our development work; cost and success of our product development activities and clinical trials; the risks of delay in the timing of our regulatory submissions or failure to receive approval of our drug candidates; the risks related to commercializing any approved pharmaceutical product including the rate and degree of market acceptance of our product candidates; development of our sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for our products; the risks related to our dependence on third parties including for conduct of clinical testing and product manufacture; our inability to enter into partnerships; the risks related to government regulation; risks related to market approval, risks associated with protection of our intellectual property rights; risks related to employee matters and managing growth; risks related to our common stock, risks associated with the COVID-19 pandemic; risks associated with the conflict between Russia and Ukraine and sanctions related thereto; including inflation and uncertain global credit and capital markets; and other risks and uncertainties affecting the Company including those described in the "Risk Factors" section included in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q for the quarter ending March 31, 2023, and in our other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

DANYELZA®, OMBLASTYS® and Y-mAbs® are registered trademarks of Y-mAbs Therapeutics, Inc.

Contact:

Courtney Dugan

VP, Head of Investor Relations

E: cdu@ymabs.com

M: (917) 971-3466

Y-mAbs Therapeutics, Inc.

230 Park Avenue, Suite 3350

New York, NY 10169

USA